UPBOUND GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Total Revenue of $1,018 Million for Fourth Quarter and $4 Billion for Full Year
GAAP Diluted EPS $(0.21) for Fourth Quarter and $(0.09) for Full Year
Non-GAAP Diluted EPS1 $0.81 for Fourth Quarter and $3.55 for Full Year

For Immediate Release:
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Plano, Texas, February 22, 2024 - Upbound Group, Inc. (the "Company" or "Upbound") (NASDAQ:UPBD) today announced results for the quarter and year ended December 31, 2023. The earnings release, financial tables and related materials can be found on the Company's investor relations website at https://investor.upbound.com.
Today at 9 a.m. ET, Mitch Fadel, Chief Executive Officer, and Fahmi Karam, Chief Financial Officer, will host a conference call to review the financial results and provide 2024 outlook. The conference call can be accessed via an audio webcast through the investor relations website at investor.upbound.com, under events and presentations. Participants can access the call by phone via this link (Upbound Group Fourth Quarter Earnings Call), where the dial-in details will be provided. A replay will also be available on the website.

About Upbound Group, Inc.
Upbound Group, Inc. (NASDAQ: UPBD) is an omni-channel platform company committed to elevating financial opportunity for all through innovative, inclusive, and technology-driven financial solutions that address the evolving needs and aspirations of consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,400 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com.
Non-GAAP Financial Measures
This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis) and (2) other non-GAAP financial measures explained in the Company’s other quarterly earnings disclosures. “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities.
1 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

For the periods presented herein, these special items are described in the quantitative reconciliation table included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names.